UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 12, 2005

Emisphere Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10615	13-3306985
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

765 Old Saw Mill River Road, Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-347-2220

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 12, 2005, Emisphere received a Staff Deficiency Letter from the NASDAQ indicating that the Company was not in compliance with NASDAQ’s audit committee requirements as set forth in Marketplace Rule 4350. That rule requires that the audit committee of a NASDAQ-listed company include a director with specified financial qualifications. Emisphere is currently evaluating candidates that possess such qualifications. In its letter, NASDAQ provided Emisphere a cure period until the earlier of the Company’s next annual shareholders’ meeting or September 29, 2006, in order to regain compliance.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 12, 2005, pursuant to the Investment and Exchange Agreement between Emisphere and MHR Institutional Partners IIA LP (together with its affiliated funds, "MHR"), Dr. Michael Weiser was appointed to the Company’s Board of Directors as the Mutual Director.

Dr. Weiser is the Director of Research of Paramount BioCapital, Inc., New York. Dr. Weiser completed his Ph.D. in Molecular Neurobiology at Cornell University Medical College and received his M.D. from New York University School of Medicine, where he also completed a Postdoctoral Fellowship in the Department of Physiology and Neuroscience. Dr. Weiser currently serves on the Board of Manhattan Pharmaceuticals, Inc. (OTCBB: MHTT), a publicly traded biotechnology company, Hana Biosciences, Inc. (HBX), Chelsea Therapeutics International Ltd. (CHTP), VioQuest Pharmaceuticals, Inc. (VQPH), Ziopharm Oncology, Inc. (ZIOP) and several other privately-held biotechnology companies.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1 - Press Release of Emisphere Technologies, Inc., dated October 17, 2005. (Filed herewith).

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.

October 18, 2005	By:	Elliot Maza

Name: Elliot Maza
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Emisphere Technologies, Inc., dated October 17, 2005 (filed herewith).